For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Second Quarter 2008 Financial Results

FREMONT, Calif., July 21, 2008 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2008.

Net revenue for the second quarter of 2008 was $28.7 million, a 55% increase over net revenue of $18.5 million for the second quarter of 2007 and a 25% increase over net revenue of $23.0 million for the first quarter of 2008. GAAP net income was $5.3 million, or $0.21 per share (diluted), for the second quarter of 2008, a 113% increase over GAAP net income of $2.5 million, or $0.10 per share (diluted) for the first quarter of 2008.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $6.5 million, or $0.25 per share (diluted), for the second quarter of 2008, a 101% increase over non-GAAP net income of $3.2 million, or $0.13 per share (diluted), for the first quarter of 2008.

“Our second quarter was another strong quarter for Volterra, as reflected in our record revenues and earnings per share results,” said Volterra President and Chief Executive Officer Jeff Staszak. “I’m very pleased with our continuing execution and performance, as we scaled our business to achieve growth in each of our target markets.”

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (800) 218-0204 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2130. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, July 28, 2008. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11116564#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, August 18, 2008.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2008 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on April 30, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenue	$28,703	$18,480	$51,714	$36,033
Cost of revenue *	12,545	12,492	22,694	20,458

Gross margin	16,158	5,988	29,020	15,575

Operating expenses:
Research and development *	6,216	5,347	12,640	11,419
Selling, general and administrative *	4,680	4,024	8,921	7,482

Total operating expenses	10,896	9,371	21,561	18,901

Income (loss) from operations	5,262	(3,383)	7,459	(3,326)
Interest and other income	296	625	726	1,253
Interest and other expense	(54)	(50)	(118)	(70)

Income (loss) before income taxes	5,504	(2,808)	8,067	(2,143)
Income tax expense (benefit)	217	(267)	294	(218)

Income (loss) before cumulative effect of accounting change	5,287	(2,541)	7,773	(1,925)
Cumulative effect of accounting change, net	—	—	—	255

Net income (loss)	$5,287	$(2,541)	$7,773	$(2,180)

Net income (loss) per share:
Basic:
Net income (loss) per share before cumulative effect of
accounting change	$0.22	$(0.10)	$0.33	$(0.08)
Cumulative effect of accounting change	—	—	—	0.01

Net income (loss) per share	$0.22	$(0.10)	$0.33	$(0.09)

Diluted:
Net income (loss) per share before cumulative effect of
accounting change	$0.21	$(0.10)	$0.31	$(0.08)
Cumulative effect of accounting change	—	—	—	0.01

Net income (loss) per share	$0.21	$(0.10)	$0.31	$(0.09)

Weighted average shares outstanding:
Basic	23,780	24,560	23,783	24,496

Diluted	25,529	24,560	25,298	24,496

* Includes stock-based compensation expense as follows:
Cost of revenue	$61	$80	$105	$145
Research and development	555	561	846	1,169
Selling, general, and administrative	554	403	955	906

Total stock-based compensation expense	$1,170	$1,044	$1,906	$2,220

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2008
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$16,158	$(61)	$16,219
Gross margin %	56.3%	-0.2%	56.5%
Operating expenses:
Research and development	$6,216	$555	$5,661
Selling, general and administrative	4,680	554	4,126

Total operating expenses	$10,896	$1,109	$9,787
Income from operations	$5,262	$(1,170)	$6,432
Operating margin %	18.3%	-4.1%	22.4%
Annual effective tax rate	3.9%	0.7%	3.2%
Income tax expense	$217	$(4)	$213
Net income	$5,287	$(1,174)	$6,461
Diluted net income per share	$0.21	$(0.04)	$0.25

	Three Months Ended June 30, 2007
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$5,988	$(80)	$6,068
Gross margin %	32.4%	-0.4%	32.8%
Operating expenses:
Research and development	$5,347	$561	$4,786
Selling, general and administrative	4,024	403	3,621

Total operating expenses	$9,371	$964	$8,407
Loss from operations	$(3,383)	$(1,044)	$(2,339)
Operating margin %	-18.3%	-5.6%	-12.7%
Annual effective tax rate	10.2%	6.1%	4.1%
Income tax benefit	$267	$195	$72
Net loss	$(2,541)	$(849)	$(1,692)
Diluted net loss per share	$(0.10)	$(0.03)	$(0.07)

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,	December 31,
	2008	2008	2007
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$50,884	$50,020	$47,414
Short-term investments	984	—	—
Accounts receivable, net	15,435	12,096	12,318
Inventory	10,822	9,554	6,185
Prepaid expenses and other current assets	1,780	1,690	1,764

Total current assets	79,905	73,360	67,681
Property and equipment, net	6,291	5,887	5,647
Other assets	645	712	767

Total assets	$86,841	$79,959	$74,095

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,627	$7,780	$5,127
Accrued liabilities	6,799	5,798	4,680

Total current liabilities	12,426	13,578	9,807
Lease incentives	809	870	930
Stockholders’ equity:
Common stock	24	24	24
Additional paid-in capital	99,326	96,518	94,410
Accumulated deficit	(23,303)	(28,590)	(31,076)
Treasury Stock	(2,441)	(2,441)	—

Total stockholders’ equity	73,606	65,511	63,358

Total liabilities and stockholders’ equity	$86,841	$79,959	$74,095